 Exhibit 99.2

Independent Expert Report

David E. Paulukaitis, Managing Director

Mainstay Capital Markets Consultants, Inc.

SED International Holdings, Inc.

August 19, 2013

Independent Expert Report	August 19 2013
SED International Holdings Inc.

My name is David E. Paulukaitis and I am a Managing Director with Mainstay Capital Markets Consultants, Inc. (“Mainstay”), located at 1040 Crown Pointe Parkway, Suite 840, Atlanta, Georgia, 30338. I have been retained by Paul Hastings, LLP, as counsel for the Special Committee of the Board of Directors of SED International Holdings, Inc. (“SED”), to review allegations that SED’s Executive Chairman, Samuel A. Kidston (“Kidston”) engaged in “market manipulation activities” with respect to SED’s publicly traded stock during the period from November 2012 through January 2013. This report summarizes the results of my review.

I. Summary

On June 13, 2013, the law firm of Thompson Hine, LLP sent a letter to SED on behalf of several shareholders of SED, including Hesham M. Gad (“Gad”), requesting a special meeting of shareholders for the purpose of removing, for “cause,” Kidston and two other individuals from SED’s Board of Directors. This request was predicated on allegations that the Board of Directors had taken certain actions that were detrimental to SED’s shareholders.

I was retained to review one of the allegations set forth in the June 13 letter. Specifically, it was alleged that Kidston had engaged in market manipulation activities…between November 2012 and January 2013, causing purchasers of the Company’s common stock during this time period to pay materially higher prices for the Company’s common stock than would have prevailed under normal market conditions.

The June 13 letter was not the first one sent to SED alleging that Kidston was manipulating the price of SED’s stock. A January 4, 2013 letter to SED’s Board of Directors from Thompson Hine, on behalf of Gad, alleged (among other things) the following:

[We] believe that Mr. Kidston has been aggressively buying the Company’s stock, on a daily basis throughout market hours, in an effort to drive-up the price and/or to keep other known buyers out of the market…it appears that Mr. Kidston has engaged in the following market manipulation tactics: (a) effecting the first purchase on many days; (b) submitting bids that exceed the prior independent market price and/or highest independent bid price; and (c) constituting a significant portion of the trading volume on many days.

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Independent Expert Report	August 19 2013
SED International Holdings Inc.

The January 4 letter goes on to allege that Kidston’s trading violated the provisions of U.S. Securities and Exchange Commission (“SEC”) Rule 10b-18.

II. Background and Qualifications

Mainstay provides compliance consulting services to securities broker/dealers and registered investment advisers. In my capacity with Mainstay, I provide a variety of consulting services, principally to broker/dealers, focusing on regulatory compliance in the areas of supervision, supervisory controls, and internal compliance systems. I additionally provide consulting services regarding a variety of other areas such as research, investment banking, anti-money laundering compliance, and general sales practices. I provide guidance to broker/dealers relative to the rules and regulations promulgated by the SEC, the Financial Industry Regulatory Authority (“FINRA”), and the Municipal Securities Rulemaking Board (“MSRB”) and the steps necessary to comply with those rules and regulations. I also assist broker/dealers with respect to regulatory inquiries, investigations, and enforcement proceedings.

In addition to providing consulting services to broker/dealers, I provide consulting services to state securities regulatory authorities in support of their investigative and enforcement programs and have served as an independent consultant in conducting mandated undertakings associated with regulatory enforcement proceedings against broker/dealers.

Aside from the consulting services I provide, I am frequently retained as an expert witness in securities arbitrations and litigation. I have also served as an expert witness in conjunction with various state and SEC Administrative Proceedings, both on behalf of those agencies and on behalf of Respondents.

Prior to joining Mainstay in April 2005, I was employed for 23 years in the Atlanta District Office of the National Association of Securities Dealers, Inc. (“NASD”), the predecessor of FINRA. My curriculum vitae and the details of my employment with NASD are attached as Exhibit 1 to this report.

During my career in the securities industry, I have been involved in a variety of examinations and investigations involving allegations of market manipulation. While employed with NASD, I participated in and supervised several examinations and investigations involving market manipulation. I also served as a member of the steering committee overseeing a national initiative focused on sales practice abuses in low-priced securities, which included investigations involving market manipulation. Since joining Mainstay, I have been retained as an expert witness for the SEC on two occasions on matters involving allegations of market manipulation.

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SED International Holdings Inc.

I have not previously been engaged by or otherwise done work for any of the parties in this matter.

III. Market Manipulation

Broadly, market manipulation occurs when efforts are taken to artificially influence the price of a security (usually a stock) trading in public markets. In other words, a manipulator seeks to cause price movements that would not otherwise occur as a result of normal market activity.

To effect a manipulation, a manipulator must artificially influence the supply and/or the demand for that security. Manipulations can occur in a wide variety of ways, including, but not limited to:

-	Entering bids and/or effecting transactions in the stock at prices that are not representative of the market;
-	Publishing false news about the issuer of the stock intended to affect the demand for the stock;
-	Effecting fictitious transactions in the stock to create the appearance of market demand; and
-	Controlling a sufficient portion of the publicly available shares of the stock to limit the supply available to meet legitimate market demand.

The ultimate goal of a manipulator is to take advantage of the manipulation. Thus, for example, a manipulator seeking to artificially raise the price of a stock usually does so in order to be able to sell shares into the market at an inflated price. Conversely, a manipulator seeking to lower the price of a stock does so in order to be able to purchase shares of the stock at a reduced price. A manipulator could also seek to artificially raise the price of a stock in order to dissuade others from buying shares of that stock. Regardless of its intended purpose, because a manipulation has an artificial effect on the price of a stock, that effect is short-lived and generally will be evident when normal market conditions subsequently prevail.

Whether or not trading activity is manipulative is dependent on the particular facts and circumstances surrounding that activity. The one constant, however, is that the activity must involve some effort to affect the supply of and/or the demand for the stock.

IV. Documents and Information Reviewed

The following documents and information were included in my review:

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SED International Holdings Inc.

-	The June 13, 2013 letter from Thompson Hine to SED;
-	The July 13, 2013 response to this letter from Paul Hastings to Thompson Hine dated July 11, 2013;
-	The July 15, 2013 response from Thompson Hine to Paul Hastings;
-	The January 4, 2013 letter from Thompson Hine to SED;
-	The January 8, 2013 response to this letter from the Chairman of the Latin American and Legal Affairs Committee of SED’s Board of Directors;
-	Background information regarding Kidston available on the internet;
-	Background information regarding Gad available on the internet;
-	Copies of SEC Forms 4 filed by Kidston on behalf of himself and investment funds he manages;
-	Copies of the SEC Schedules 13D filed by Gad on behalf of himself and investment funds he manages;
-	Copies of all other Forms 4 and Schedules 13D filed relative to SED during the period relevant to this matter;
-	Market prices and trading volume for SED available on the internet through Yahoo! Finance;
-	Sections 9 and 12(b) of the Securities Exchange Act of 1934; and
-	SEC Rule 10b-18.

V.	Background on Kidston and Gad

In addition to being Executive Chairman of the Board of SED, Kidston is founder and Chief Investment Officer of North & Webster, LLC, an investment management company that operates two investment funds, North & Webster Fund II, LP and North & Webster Value Opportunities Fund, LP. The purchases of SED at issue in this matter were made by these two funds and were reported on SEC Forms 4. For the sake of simplicity, these purchases will be referred to in the remainder of this report as Kidston’s.

Gad is the Managing Partner of Gad Capital Management, LLC, an investment management firm that operates an investment fund, Gad Capital Partners, LP. Gad is also Chairman of the Board of Paragon Technologies, Inc., a management and technology consulting company. Gad Capital Partners and Paragon Technologies both purchased shares of SED stock during the period at issue in this matter. Those purchases were reported on SEC Schedules 13D. Again, for the sake of simplicity, these purchases will be referred to in the remainder of this report as Gad’s.

VI.	Reporting of Transactions in SED Stock

The Securities Exchange Act of 1934 requires that officers, directors and beneficial owners of ten percent or more of the shares of a public company file SEC Form 4 to disclose their transactions and holdings in the shares of that stock. The Form 4 must be filed before the end of the second business day following the date of the transaction.

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Independent Expert Report	August 19 2013
SED International Holdings Inc.

The Securities Exchange Act of 1934 also requires persons or groups of persons who acquire beneficial ownership of more than five percent of a voting class of a company’s publicly traded stock to file Schedule 13D to disclose transactions and holdings in that stock. Schedules 13D are required to be filed within ten days of each new transaction in the stock.

For the purposes of my review, data pertaining to the daily pricing and trading volume of SED’s stock was obtained from Yahoo! Finance. Information regarding the transactions in SED’s stock that are at issue in this matter came from the Forms 4 and Schedules 13D that were filed by Kidston and Gad, respectively. A summary of the data I collected that is relevant to the issues I was retained to review is set forth in the spreadsheet attached as Exhibit 2 to this report.

VII. Trading in SED Stock

While the June 13, 2013 complaint letter represents that the manipulative trading allegedly engaged in by Kidston occurred between November 2012 and January 2013, trading data gathered from Forms 4 reflects that Kidston only effected purchases of SED stock between November 20 and December 17, 2012. During that time period, Kidston reported purchases of a total of 26,000 shares of SED.1 This constitutes approximately one-half of one percent of the approximately 5.1 million outstanding shares of SED in the market. Total trading volume in the stock between November 20 and December 17 amounted to 373,700 shares. Thus, Kidston’s purchases constituted less than seven percent of the total trading volume for SED stock during that time period.

In reviewing Forms 4 and Scheduled 13D during the period referenced in the June 13 complaint letter, I noted a significant volume of purchases of SED stock by Gad. During the November 20 to December 17 time period, Gad’s purchases totaled almost 266,000 shares, more than ten times the number of shares purchased by Kidston. Those purchases represented more than 71% of the trading volume in SED during that time period.

1 Kidston first filed a Schedule 13D to report his holdings (and the holdings of North & Webster, LLC, North & Webster Value Opportunities Fund, LP, and North & Webster Fund II, LP) in SED stock on January 21, 2010. Subsequent Forms 4 filed through November 19, 2012 reflected purchases of SED stock totaling approximately 9,200 shares.

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Independent Expert Report	August 19 2013
SED International Holdings Inc.

Kidston apparently purchased no additional shares of SED after December 17, 2012. Gad, however, continued to purchase shares of SED stock through the end of January 2013. During that period, Gad purchased more than 518,000 shares of SED stock, representing more than 91% of the stock’s total reported trading volume.

During the period from November 20 through December 17, 2012, the closing price of SED stock rose from $1.73 per share on November 20 to $2.38 on December 17.2 Between December 18, 2012 and January 30, 2013, the closing price of the stock hovered between $2.11 and $2.49 per share. The closing price of the stock reached $3.00 per share in early February and again in early March 2013 and ultimately closed at $2.60 per share on March 28, 2013.

The January 3, 2013 letter to SED’s Board of Directors alleged that Kidston had had submitted bids to purchase shares of the stock that exceeded the prior independent market price and/or highest independent bid price. Because I do not have access to the specific orders that were entered by Kidston, I am unable to address this allegation. Regardless, even if Kidston were submitting bids at prices higher than the current market, the volume of his trading was so small that it would have had little, if any, impact on the price of SED stock. Indeed, the price of the stock actually rose on days in which he did not purchase any shares at all.3

The January 3 letter also alleged that Kidston effected the first purchase of SED stock on many days. Again, because I do not have access to detailed information concerning each transaction effected in the market for SED on the days in question, I am unable to specifically address this allegation. I was, however, able to confirm that during the 19 trading days between November 20 and December 17, 2012, Kidston effected transactions at a price equivalent to the opening price on only five occasions. Thus, even without detailed transaction records, it appears clear that Kidston was not routinely attempting to enter the first purchase of SED during the period at issue.

I noted that between November 20 and December 17, Gad effected transactions at a price equivalent to the opening on three occasions. Additionally, from December 18, 2012 through January 31, 2013 (a period during which Kidston effected no purchases of SED stock), Gad effected transactions at a price equivalent to the opening price on an additional five occasions. Transaction details are reflected on Exhibit 2 to this report.

2 The lowest closing price during this period of time was $1.50 per share on November 27 and the highest closing price was $2.60 on December 13.

3 For example, on December 4 and 5, 2012, SED stock rose from $1.74 per share to $1.90 per share. It also rose from the closing price of $2.37 on December 11 to $2.42 on December 12. Kidston effected no trades in the stock on December 4, 5 or 12.

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Independent Expert Report	August 19 2013
SED International Holdings Inc.

VIII. Conclusions

The volume of purchases of SED stock by Kidston during November and December 2012 were insufficient to have any material impact on the price of the stock. Indeed, it is inconceivable that purchases representing only seven percent of the total trading volume could have any appreciable impact on the price of the stock. Conversely, Gad’s purchases during the same time frame accounted for some 70 percent of SED’s total trading volume. Such a volume of purchases would have an appreciably greater potential for affecting the price of SED’s stock.

The fact that Gad’s purchases of SED stock accounted for 70 percent of the total trading volume in the stock does not suggest that Gad engaged in a manipulation of the price of the stock. It does suggest, however, that the demand for SED stock Gad’s purchases created had a much greater potential to affect the price of the stock than did Kidston’s fractionally smaller volume of purchases.

It is interesting to note that the price of SED stock reached $3.00 per share in early February and early March 2013, when neither Kidston nor Gad were purchasing shares of the stock. Total trading volume in the stock during February and March 2013 was just slightly more than 210,000 shares, almost half the trading volume during the time period during which Kidston and Gad were purchasing the stock.

There is no evidence to suggest that Kidston was controlling the supply of SED stock. As of December 17, 2012, Kidston owned just under 470,000 shares of SED, representing about nine percent of the total outstanding shares. As of his last Schedule 13D filing on February 1, 2013, Gad owned 1.25 million shares or SED, representing just less than 25% of the total outstanding shares.4 Again, while this does not suggest that Gad was in any way controlling the availability of shares of SED in the market, it would certainly have been easier to do so with 25% of the total outstanding shares than with nine percent.

The January 4, 2013 complaint letter alleged that Kidston’s trading in SED stock violated SEC Rule 10b-18, noting that “Rule 10b-18 may be styled a safe harbor, but each of the four specific trading prohibitions under Rule 10b-18 are deemed critical components to the avoidance of a claim of market manipulation by a company and its insiders…” In point of fact, Rule 10b-18 is specifically a safe harbor against allegations of market manipulation. As the Rule itself points out, if an issuer (including its officers and directors) fails to satisfy the four specific conditions set forth in the Rule, there is no presumption that the issuer has manipulated the market for the stock. As the preliminary notes to Rule 10b-18 indicate:

4 Gad’s February 1, 2013 Schedule 13D filing notes that he was SED’s single largest shareholder.

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Independent Expert Report	August 19 2013
SED International Holdings Inc.

As a safe harbor, compliance with § 240.10b-18 is voluntary.

Further, as subparagraph (d) of the Rule notes:

No presumption shall arise that an issuer or an affiliated purchaser has violated the anti-manipulation provisions of sections 9(a)(2) or 10(b) of the [Securities Exchange Act of 1934] or with § 240.10b-5 if the Rule 10b-18 purchases of such issuer or affiliated purchaser do not meet the conditions specified [in Rule 10b-18].

I do not have sufficient information to determine whether or not Kidston complied with the four specific provisions within Rule 10b-18. In my view, however, this is of no consequence because there are no other indicia to suggest that Kidston’s purchases of SED stock were sufficient to manipulate in any way the market price for the stock.

I reserve the right to modify, supplement, or otherwise amend this report and the opinions expressed herein should I be provided with any additional documentation or information regarding this matter.

Mainstay Capital Markets Consultants, Inc.

/s/ David E. Paulukaitis

David E. Paulukaitis

Managing Director

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Independent Expert Report	August 19 2013
SED International Holdings Inc.

Exhibit 1

David E. Paulukaitis

Curriculum Vitae

Employment History:

2005 to Present Mainstay Capital Markets Consultants, Inc., Atlanta, GA

Managing Director

*	Provide consulting services to broker/dealers and investment advisers with an emphasis on supervision and supervisory controls, regulatory examination planning and coordination, and regulatory risk management
*	Provide assistance to state and federal securities regulatory organizations in sales practice investigations and enforcement proceedings, and conduct regulator-mandated undertakings
*	Assist broker/dealers in sales practice investigations, registered representative continuing education and preventive compliance
*	Review and analyze securities industry litigation/arbitrations

1982 to 2005	NASD, District No. 7, Atlanta, GA

1994 to 2005	Associate District Director

*	Responsible for overseeing the District’s examination, surveillance, membership, and preventive compliance programs, including a staff of seven Supervisors, 40 examiners, and six support staff.
*	Review and approve recommended dispositions of cycle and cause examinations and investigations.
*	Responsible for planning and implementing annual member firm meetings, registered representative compliance workshops, the South Region Annual Compliance Seminar, and monthly staff meetings.
*	Responsible for establishing and maintaining effective working relationships with SEC staff, various state securities regulators, banking regulators, and law enforcement authorities.

1985 to 1994	Supervisor of Examiners

*	Oversee an assigned portion of the District’s cycle examination, surveillance, and membership programs, including supervising five to seven examiners.
*	Directly supervise the District’s Cause examination program.
*	Recommend dispositions of cycle and cause examinations and investigations.
*	Participate in District preventive compliance programs and initiatives.
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Independent Expert Report	August 19 2013
SED International Holdings Inc.

David E. Paulukaitis

Curriculum Vitae

1982 to 1985	Examiner, Associate Examiner, and Senior Compliance Examiner

*	Conduct Cycle and Cause examinations.
*	Perform financial surveillance analyses relating to assigned member firms.
*	Evaluate membership applications and conduct Membership Interviews.
*	Providing high quality support and assistance to member firms and investors.

Accomplishments:

*	Two-time Excellence in Service Award Winner (1987 and 1999)
*	Instructor for ten years in NASD’s accredited examiner training program
*	Member of several national NASD Steering Committees and Task Forces, including the RAP Small Cap Examination Program Steering Committee, the Cause Examination Task Force, the Steering Committee for the District Management Information System (NASD’s first automated examination tracking system), and the Level 1 Committee (responsible for identifying NASD’s highest risk broker/dealers)
*	Frequent speaker at investor, broker/dealer, and securities industry conferences
*	Frequent guest instructor at the annual NASAA examiner training program

Education:

University of Alabama in Huntsville

BSBA (Finance), with Honors, 1981

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Independent Expert Report	August 19 2013
SED International Holdings Inc.

David E. Paulukaitis

NASD Employment Summary

I began my employment with NASD in January 1982 as an examiner, conducting routine examinations of broker/dealers, reviewing broker/dealer financial filings (such as FOCUS and annual audit reports), and processing the applications of entities seeking to register with NASD as broker/dealers. I additionally conducted investigations relating to investor complaints, the circumstances surrounding the termination of registration of registered representatives “for cause”, and a variety of other matters involving alleged sales practice abuses.

In October 1985, I was promoted to Supervisor of Examiners and was assigned responsibility for overseeing the work of six examiners who conducted routine examinations and “cause” investigations, performed financial surveillance over NASD member firms, and processed new member applications. In June 1986, I was additionally assigned supervisory responsibility over the Atlanta District Office’s “cause” investigation program.

In April 1994, I was promoted to Assistant District Director and became responsible for overseeing the routine examination, “cause” investigation, financial surveillance, and membership programs for the entire District Office (encompassing, at one point, a staff of 41 examiners and seven Supervisors of Examiners responsible for regulating more than 600 member firm broker/dealers). In April 1996, I was promoted to Associate District Director, retaining the same job responsibilities.

As an examiner and Supervisor with NASD, I personally participated in approximately 100 broker/dealer examinations involving the review of financial/operational and sales practice activities. I also personally conducted several thousand “for cause” investigations involving specific allegations of misconduct by broker/dealers and their registered representatives. As a Supervisor and Assistant/Associate Director, I reviewed several thousand more examinations and investigations and was responsible for recommending or approving/rejecting the disposition of those matters recommended by the senior examiners and Supervisors who reported to me. These matters involved virtually every aspect of broker/dealer compliance, operations and supervision.

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Independent Expert Report	August 19 2013
SED International Holdings Inc.

While serving as Assistant and Associate Director, I was also responsible for the District Office’s member outreach program, which included planning and conducting annual compliance seminars, member firm meetings, and registered representative compliance training workshops.

While employed with NASD, I participated in a variety of national initiatives. Among other things, I served as an instructor in NASD’s accredited examiner training program for ten years and participated in an assortment of national projects and committees, including serving as a member of the steering committee for NASD’s Small Cap Examination Program, which oversaw a number of high profile examinations of broker/dealers engaged in abusive sales practices in the small cap securities market. I also participated as a member of the steering committees that created NASD’s Cause Examination Procedures Manual and NASD’s first automated examination tracking system.

In addition to the foregoing, I am one of a handful of two-time recipients of NASD’s highest employee recognition award, the Excellence in Service Award.

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Exhibit 2

Analysis of Individual Trades in SED International Holdings, Inc. Common Stock ("SED")

Date	Open	High	Low	Close	Volume	Cumulative Volume	Kidston Purchases Per Forms 4	Kidston Purchase Details
11/20/2012	1.74	1.74	1.73	1.73	4,000	4,000	500	500 @ 1.74
11/21/2012	1.69	1.7	1.65	1.69	6,300	10,300	2,200	200 @ 1.685	2,000 @ 1.7
11/23/2012	1.69	1.69	1.69	1.69	0	10,300
11/26/2012	1.64	1.64	1.55	1.6	6,900	17,200	3,300	1,000 @ 1.55	1,300 @ 1.596	1,000 @ 1.6
11/27/2012	1.63	1.63	1.42	1.5	23,400	40,600	4,100	2,500 @ 1.5	900 @ 1.52	700 @ 1.63
11/28/2012	1.55	1.64	1.5	1.53	11,200	51,800	300	300 @ 1.52
11/29/2012	1.45	1.6	1.45	1.55	178,100	229,900	200	200 @ 1.45
11/30/2012	1.55	1.58	1.55	1.58	1,000	230,900
12/3/2012	1.59	1.74	1.59	1.74	3,100	234,000	100	100 @ 1.62
12/4/2012	1.74	1.79	1.74	1.75	22,300	256,300
12/5/2012	1.8	1.95	1.75	1.9	10,600	266,900
12/6/2012	1.94	2.28	1.94	2.11	21,900	288,800	600	600 @ 1.997
12/7/2012	2.09	2.13	2.05	2.13	17,100	305,900	3,600	500 @ 2.098	2,100 @ 2.1	500 @ 2.12	500 @ 2.129
12/10/2012	2.06	2.17	2.04	2.17	16,400	322,300	1,450	100 @ 2.09	300 @ 2.1	800 @ 2.16	250 @ 2.17
12/11/2012	2.17	2.37	2.16	2.37	10,900	333,200	3,150	2,150 @ 2.17	1,000 @ 2.358
12/12/2012	2.42	2.42	2.42	2.42	700	333,900
12/13/2012	2.39	2.66	2.39	2.6	16,300	350,200	1,800	400 @ 2.4	100 @ 2.5	300 @ 2.538	1,000 @ 2.65
12/14/2012	2.6	2.61	2.34	2.47	20,500	370,700	3,700	1,000 @ 2.47	200 @ 2.5	1,000 @ 2.55	500 @ 2.56	1,000 @ 2.6
12/17/2012	2.5	2.5	2.35	2.38	3,000	373,700	1,000	1,000 @ 2.46

Date	Open	High	Low	Close	Volume	Cumulative Volume	Gad Purchases Per Schedules 13D	Gad Purchase Details
11/20/2012	1.74	1.74	1.73	1.73	4,000	4,000
11/21/2012	1.69	1.7	1.65	1.69	6,300	10,300	1,600	1,500 @ 1.68	100 @ 1.69
11/23/2012	1.69	1.69	1.69	1.69	0	10,300
11/26/2012	1.64	1.64	1.55	1.6	6,900	17,200
11/27/2012	1.63	1.63	1.42	1.5	23,400	40,600	10,000	10,000 @ 1.5
11/28/2012	1.55	1.64	1.5	1.53	11,200	51,800	6,800	1,900 @ 1.5	4,900 @ 1.52
11/29/2012	1.45	1.6	1.45	1.55	178,100	229,900	153,100	500 @ 1.529	152,600 @ 1.53
11/30/2012	1.55	1.58	1.55	1.58	1,000	230,900	910	610 @ 1.55	300 @ 1.5733
12/3/2012	1.59	1.74	1.59	1.74	3,100	234,000	1,143	1,143 @ 1.5991
12/4/2012	1.74	1.79	1.74	1.75	22,300	256,300	19,906	19,906 @ 1.7494
12/5/2012	1.8	1.95	1.75	1.9	10,600	266,900	4,500	1,100 @ 1.8	2,163 @ 1.82	1.237 @ 1.8872
12/6/2012	1.94	2.28	1.94	2.11	21,900	288,800	10,200	1,900 @ 1.95	1,900 @ 2.1468	6,400 @ 2.17
12/7/2012	2.09	2.13	2.05	2.13	17,100	305,900	10,000	200 @ 2.08	9,800 @ 2.0999
12/10/2012	2.06	2.17	2.04	2.17	16,400	322,300	11,950	800 @ 2.04	200 @ 2.08	9,750 @ 2.1497	1,200 @ 2.15
12/11/2012	2.17	2.37	2.16	2.37	10,900	333,200	6,155	750 @ 2.16	1,000 @ 2.27	3,300 @ 2.3	1,105 @ 2.37
12/12/2012	2.42	2.42	2.42	2.42	700	333,900
12/13/2012	2.39	2.66	2.39	2.6	16,300	350,200	10,000	900 @ 2.42	100 @ 2.44	600 @ 2.47	2,100 @ 2.639	2,100 @ 2.6399	4,200 @ 2.64
12/14/2012	2.6	2.61	2.34	2.47	20,500	370,700	12,200	5,000 @ 2.4882	3,000 @ 2.4887	4,200 @ 2.59
12/17/2012	2.5	2.5	2.35	2.38	3,000	373,700	7,342	7,342 @ 2.15

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